Exhibit 10.3

APN: 3057-121-18, 3057-121-19 and 3057-121-20

PREPARED BY AND UPON

RECORDATION RETURN TO:

Edwards Angell Palmer & Dodge LLP

2800 Financial Plaza

Providence, RI 02903

Attention: Juliane M. Dziobak, Esq.

DEED OF TRUST, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

Project Commonly Known As

“Topaz Marketplace, Hesperia, San Bernardino County, California”

made by

TNP SRT TOPAZ MARKETPLACE, LLC,

as Grantor

to

COMMONWEALTH LAND TITLE COMPANY,

solely as Trustee

for the benefit of

KEYBANK NATIONAL ASSOCIATION,

as Agent for Lenders,

as Beneficiary

NOTE: THIS DEED OF TRUST SECURES PROMISSORY NOTES WHICH BEAR INTEREST AT RATES WHICH VARY ACCORDING TO CHANGES IN THE “PRIME RATE” AND THE “LIBOR RATE”, AS DEFINED IN THE NOTE (AS HEREINAFTER DEFINED) AND/OR A BALLOON PAYMENT.

This instrument is to be filed and indexed in the real estate records and is also to be indexed in the Index of Financing Statements of San Bernardino County, California under the name of TNP SRT TOPAZ MARKETPLACE, LLC, as “debtor,” and KeyBank National Association, as Agent, as “secured party.” Grantor’s (as defined herein) organizational number in Delaware is 4997777. Information concerning the security interest may be obtained from Beneficiary at the following address: 225 Franklin Street, 18th Floor, Boston Massachusetts 02110.

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of September 22, 2011, by TNP SRT TOPAZ MARKETPLACE, LLC, a Delaware limited liability company (“Grantor”), whose address is 1900 Main Street, Suite 700, Irvine, CA 92614, in favor of COMMONWEALTH LAND TITLE COMPANY, a California corporation, its successors and assigns (“Trustee”), whose address is 801 S. Figueroa Street, Suite 870, Los Angeles, California 90017, solely as trustee, for the benefit of KEYBANK NATIONAL ASSOCIATION, as Agent (in such capacity, “Beneficiary”), its successors and assigns, for itself and any other lenders who become Lenders under the Loan Agreement (as hereinafter defined) (collectively referred to as “Lenders” and each individually referred to as a “Lender”).

Capitalized terms used herein shall have the meanings set forth in Schedule 1 of this Deed of Trust or in the specific sections of this Deed of Trust. Initially capitalized terms used and not otherwise defined in this Agreement shall have the meanings respectively ascribed to them in the Loan Agreement. Any terms used or defined in the California Uniform Commercial Code, as in effect from time to time, and not defined in this Deed of Trust has the meaning given to the term in the California Uniform Commercial Code, as in effect from time to time, when used in this Deed of Trust.

1.	Grant and Secured Obligations.

1.1 Grant. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2 of this Deed of Trust, Grantor, as debtor hereby irrevocably and unconditionally grants, bargains, sells, conveys, mortgages and warrants to Trustee in trust, for the benefit of the Beneficiary, as secured party, with power of sale and with right of entry and possession, all estate, right, title and interest which Grantor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a) The real property located in the County of San Bernardino, State of California, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the “Premises”);

(b) All buildings, structures and improvements now located or later to be constructed on the Premises (the “Improvements”);

(c) All existing and future appurtenances, privileges, easements, franchises and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements;

(d) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (collectively, “Leases”) relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such Leases;

(e) All real property and improvements on it, and all appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

(f) All goods, materials, supplies, chattels, furniture, fixtures, equipment, inventory, machinery and articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust;

(g) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements;

(h) All rights to the payment of money, accounts (including any rent concession account), funds, deposit accounts, operating accounts, bank accounts, tenant security accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Grantor with third parties (including all utility deposits), contract rights, construction contracts, commercial paper, warranties, development and use rights, governmental permits and licenses, development rights, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, tangible chattel paper, electronic chattel paper, instruments, documents, notes, acceptances, bonuses, actions, rights, drafts, general intangibles, payment intangibles, software, trade names, trademarks, commercial tort claims, letter of credit rights and proceeds, investment property, and supporting obligations of every kind and nature;

(i) All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies, to the extent permitted by law, and all condemnation awards, to the extent permitted by law, or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, to the extent permitted by law, and all causes of action and their proceeds for any damage or injury to the Premises,

Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact;

(j) All of Grantor’s rights in and to all Hedging Agreements, if any;

(k) all rights and benefits of whatsoever nature derived or to be derived by Grantor under and by virtue of any contracts or agreements for the use, occupancy, possession or sale of the Property or any portion thereof (in addition to the Leases described in subsection (d) above), now existing and hereafter executed, together with all such extensions, amendments, modifications, renewals, replacements and guaranties;

(l) all agreements, building permits, surveys, architectural plans and specifications, governmental approvals, licenses, agreements with utility companies, water and sewer capacity reservation agreements and all other consents, approvals and agreements which Grantor may now or hereafter own with respect to or in connection with the Property and/or any improvements now or hereafter constructed thereon, but only to the extent such items may be assigned and transferred without violating the terms thereof;

(m) all warranties and guaranties covering any personal property or fixtures now or hereafter located on or placed upon the Premises;

(n) to the extent in Grantor’s possession or control, all plans and specifications (including all site plans and development, landscaping and engineering plans for the Property) now or hereafter existing (except those owned by third parties), which pertain or relate in any manner to the Property or any improvements to be constructed thereon;

(o) all building and other permits, bonds, construction contracts, including any agreements with Grantor’s architect or engineer, utilities agreements and rights, governmental applications and proceedings, feasibility studies, maintenance and service contracts, management agreements, development agreements, fictitious names and trade names, warranties and guaranties, permits and licenses, insurance policies, personal property, easements or rights-of-way agreements, now or hereafter existing, which pertain or relate in any manner to the Property or any portion thereof or to the ownership or operation thereof, but only to the extent such items may be assigned and transferred without violating the terms thereof; and

(p) All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); and

(q) All products, proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

1.2 Secured Obligations.

(a) Grantor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 of this Deed of Trust for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Beneficiary may choose:

(i) Payment of all obligations at any time owing under one or more Revolving Credit Notes (as amended, restated and/or modified from time to time, collectively the “Note”) dated as of December 17, 2010, payable by TNP SRT Secured Holdings, LLC, a Delaware limited liability company, TNP SRT Moreno Marketplace, LLC, a Delaware limited liability company, TNP SRT Craig Promenade, LLC, a Delaware limited liability company, TNP SRT Northgate Plaza Tucson, LLC, a Delaware limited liability company, and TNP SRT Pinehurst East, LLC, a Delaware limited liability company (collectively “Original Borrower”) and Grantor (as may be later amended to include other Borrowers) as maker in the stated aggregate maximum principal amount of Thirty-Five Million Dollars ($35,000,000), as temporarily increased to $45,000,000, as may be later increased up to $150,000,000 to the order of the Lenders;

(ii) Payment and performance of all obligations of Grantor under this Deed of Trust;

(iii) Payment and performance of all obligations of Original Borrower and any other Borrowers (collectively “Borrowers”), under a Revolving Credit Agreement dated as of December 17, 2010 among Original Borrower, Grantor, Beneficiary and Lenders, as amended by that certain Joinder Agreement and that certain Omnibus Amendment and Reaffirmation of Loan Documents dated as of March 30, 2011, that certain Letter Agreement dated as of March 31, 2011, that certain Joinder Agreement and that certain Second Omnibus Amendment and Reaffirmation of Loan Documents dated as of May 20, 2011, that certain Joinder Agreement and that certain Third Omnibus Amendment and Reaffirmation of Loan Documents dated as of May 26, 2011, those certain Letter Agreements dated as of June 30, 2011, August 23, 2011 and August 25, 2011, that certain Joinder Agreement and that certain Fourth Omnibus Amendment and Reaffirmation of Loan Documents of even date herewith (as amended, restated and/or modified from time to time, the “Loan Agreement”);

(iv) Payment and performance of any obligations of Original Borrower and any other Borrower under any Loan Documents (except the Environmental Indemnity Agreements and Guaranty, which shall remain unsecured), which are executed by any Borrower (including Grantor);

(v) Payment and performance of all obligations of Original Borrower and any other Borrower arising from any Interest Rate Agreement;

(vi) Payment and performance of all future loans, advances and other obligations successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust.

(vii) Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

Notwithstanding any other provision of this Deed of Trust or the other Loan Documents to the contrary, this Deed of Trust does not secure any of the obligations of Grantor under the Environmental Indemnity for the Property, it being the intent and agreement of the parties that the obligations of Grantor under the Environmental Indemnity for each of the San Jacinto Property, the Moreno Property, the Craig Property, the Pinehurst Property and the Property be and remain unsecured by any interest in the Property. It is the intent of the parties that the Property shall secure all of the Secured Obligations presently or hereafter owed, and that the priority of the lien created by this Deed of Trust for all such Secured Obligations shall be as of the time of recording of this Deed of Trust. In addition, this Deed of Trust shall also secure the unpaid balances of all future advances (i) made by Beneficiary and Lenders as further advances of loan proceeds under the Loan Agreement, (ii) made by Beneficiary and Lenders with respect to the Property for the payment of taxes, assessments, insurance premiums, costs or any other advances incurred for the protection of the Property, and/or (ii) otherwise made by Beneficiary and Lenders as contemplated by this Deed of Trust or any of the other Loan Documents, together with interest thereon until paid at the Default Rate, all as contemplated in this Deed of Trust and the other Loan Documents, all of which shall constitute a part of the Secured Obligations. THIS SECTION SHALL SERVE AS NOTICE TO ALL PERSONS WHO MAY SEEK OR OBTAIN A LIEN ON THE PROPERTY SUBSEQUENT TO THE DATE OF RECORDING OF THIS DEED OF TRUST, THAT UNTIL THIS DEED OF TRUST IS RELEASED, ANY DEBT OWED BENEFICIARY BY ORIGINAL BORROWER OR ANY OTHER BORROWER, INCLUDING ADVANCES MADE SUBSEQUENT TO THE RECORDING OF THIS DEED OF TRUST, SHALL BE SECURED WITH THE PRIORITY AFFORDED THIS DEED OF TRUST AS AND WHEN RECORDED.

(b) All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Note or the Loan Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.	Assignment of Rents.

2.1 Assignment. Grantor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (some or all collectively, as the context may require, “Rents”).

2.2 Grant of License. This assignment of Leases and Rents constitutes an absolute, irrevocable and present assignment, but Beneficiary hereby confers upon Grantor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2 of this Deed of Trust, shall exist and be continuing. If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Grantor, and without regard to the adequacy of Beneficiary’s security under this Deed of Trust.

2.3 Collection and Application of Rents. Upon termination of the License granted to Grantor under Section 2.2 of this Deed of Trust, Beneficiary has the right, power and authority to collect any and all Rents. Effective upon such termination, Grantor hereby appoints Beneficiary its attorney-in-fact to perform any and all of the following acts, if and at the times when Beneficiary in its sole discretion may so choose:

(a) Demand, receive and enforce payment of any and all Rents;

(b) Give receipts, releases and satisfactions for any and all Rents; and

(c) Sue either in the name of Grantor or in the name of Beneficiary for any and all Rents.

Beneficiary and Grantor agree that the mere recordation of the assignment granted herein entitles Beneficiary immediately to collect and receive rents upon the occurrence and during the continuance of an Event of Default, as defined in Section 6.2 of this Deed of Trust, without first taking any acts of enforcement under applicable law, such as, but not limited to, providing notice to Grantor, filing foreclosure proceedings, or seeking and/or, except as required by applicable law, obtaining the appointment of a receiver. Further, Beneficiary’s right to the Rents does not depend on whether or not Beneficiary takes possession of the Property as permitted under Subsection 6.3(c) of this Deed of Trust. In Beneficiary’s sole discretion, Beneficiary may choose to collect Rents either with or without taking possession of the Property. Beneficiary shall apply all Rents collected by it in the manner provided under Section 6.6 of this Deed of Trust. If an Event of Default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Deed of Trust, Beneficiary and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law or in equity.

2.4 Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Premises and Improvements, unless Beneficiary agrees in writing to the contrary, Beneficiary is not and shall not be deemed to be:

(a) A “mortgagee in possession” for any purpose; or

(b) Responsible for performing any of the obligations of the lessor under any lease; or

(c) Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d) Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it except in the event of gross negligence or willful misconduct of Beneficiary.

2.5 Leasing. Grantor shall not accept any deposit or prepayment of Rents (excluding security deposits) under the leases for any rental period exceeding one (1) month without Beneficiary’s prior written consent. Grantor shall not lease the Property or any part of it except in accordance with the provisions of the Loan Agreement.

3.	Grant of Security Interest.

3.1 Security Agreement. The parties intend for this Deed of Trust to create a lien on the Property, and an absolute assignment of the Rents, all in favor of Beneficiary. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures. To the extent that any Property or Rents may be or be determined to be personal property, Grantor as debtor hereby grants Beneficiary as secured party a security interest in all such Property and Rents, including all products and proceeds thereof, and all supporting obligations ancillary to or arising in any way in connection therewith to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement under the UCC, covering all such Property and Rents.

3.2 Financing Statements.

This Deed of Trust constitutes and is effective as a financing statement covering any of the Property which is personal property or otherwise subject to Article 9 of the UCC. For this purpose, the respective addresses of Grantor, as debtor, and Beneficiary and Trustee, as secured parties, are as set forth in the preamble of this Deed of Trust. In addition to the foregoing, Grantor hereby authorizes Beneficiary to file one or more financing statements. In addition, Grantor shall execute such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary’s security interest in any Property or Rents. As provided in Section 5.9 of this Deed of Trust, Grantor shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. In case Grantor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

4.	Fixture Filing.

This Deed of Trust constitutes a financing statement filed as a fixture filing under Article 9 of the UCC, covering any Property which now is or later may become fixtures attached to the Premises or Improvements. For this purpose, the respective addresses of Grantor, as debtor, and Beneficiary and Trustee, as secured parties, are as set forth in the preamble of this Deed of Trust.

5.	Rights and Duties of the Parties.

5.1 Representations and Warranties. Grantor represents and warrants that:

(a) Grantor lawfully possesses and holds, and covenants to maintain, lawful, good and marketable fee simple title to all of the Premises and Improvements;

(b) To Grantor’s knowledge, Grantor has, and covenants to maintain, good title to all Property other than the Premises and Improvements;

(c) Grantor has the full and unlimited power, right and authority to encumber the Property and assign the Rents;

(d) This Deed of Trust creates a first priority lien on the Property except for the Permitted Encumbrances;

(e) The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

(f) Except for the Permitted Encumbrances, to Grantor’s knowledge, Grantor owns any Property which is personal property free and clear of any security agreements, liens, security interests, encumbrances, reservations of title or conditional sales contracts, and, to Grantor’s knowledge, there is no financing statement affecting such personal property on file in any public office; and

(g) Grantor’s place of business, or its chief executive office if it has more than one place of business, is located at the address set forth in Section 8.12 below.

5.2 Taxes, and Assessments. Grantor shall pay (or shall cause to be paid) all real estate taxes and assessments and charges of every kind upon the Property before the same become delinquent, provided, however, that Grantor shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Property or any part thereof or any interest therein, (ii) Grantor has notified Beneficiary of Grantor’s intent to contest such taxes, and (iii) Grantor has deposited security in form and amount satisfactory to Beneficiary, in its reasonable discretion, and has increased the amount of such security so deposited promptly after Beneficiary’s request therefor. If Grantor fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Beneficiary for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Beneficiary may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Beneficiary shall be deemed to constitute Secured Obligations hereunder (even if the total amount of disbursements would exceed the face amount of the Note) and shall be secured by this Deed of Trust and the Loan Documents. Upon written request of Beneficiary, Grantor shall furnish to Beneficiary evidence that taxes are paid at least five (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

5.3 Performance of Secured Obligations. Grantor shall promptly pay and perform (or shall cause to be promptly paid and performed) each Secured Obligation in accordance with its terms.

5.4 Liens, Charges and Encumbrances. Except for Permitted Encumbrances, Grantor will not suffer or permit any mechanics’ lien, voluntary or involuntary lien, lien, encumbrance, security interest, claim, charge, conditional sale or other title retention document to be filed or otherwise asserted against the Property (or any portion thereof), and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Grantor shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Grantor posts a statutory lien bond which removes such lien from title to the Property within thirty (30) days after Grantor’s receipt of notice of the recording of such lien. If Grantor shall fail promptly either (i) to discharge any such lien, or (ii) post a statutory lien bond in the manner provided above, Beneficiary may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the applicable insurance company, and any amounts so expended by Beneficiary, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute Secured Obligations secured by this Deed of Trust and the Loan Documents. In settling, compromising or discharging any claims for lien, Beneficiary shall not be required to inquire into the validity or amount of any such claim.

5.5 Insurance and Condemnation.

(a) Insurance. Grantor shall obtain and maintain (or shall cause to be obtained and maintained) at Grantor’s sole expense the insurance required to be obtained and maintained pursuant to the Loan Agreement. Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Obligations, all of Grantor’s right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Beneficiary shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property, regardless of whether or not such insurance policies are required by Beneficiary, and the expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall be a part of the Secured Obligations and shall be due and payable to Beneficiary on demand to the extent permitted by law. Notwithstanding anything set forth herein to the contrary, so long as no Event of Default exists, in the event that the loss or damage is Five Hundred Thousand and No/100 Dollars ($500,000.00) or less, Grantor shall have the right to make proof of loss for, settle and adjust any claim under all insurance; provided that any proceeds will be applied in accordance with this Section 5.5, Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Grantor. In the event of any casualty to the Property or any portion thereof, any such proceeds received by Beneficiary shall within sixty (60) days following the event of casualty, after deduction therefrom of all reasonable expenses actually incurred by Beneficiary, including attorneys’ fees, at Beneficiary’s option be (1) released to Grantor in accordance with the rights of Grantor, or (2) applied (upon compliance with the terms and conditions set forth in Section 5.5(c) of this Deed of Trust) to the repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Secured Obligations in such order and manner as Beneficiary, in its sole discretion, may elect, whether or not due; provided, however, that Grantor shall have the right to require the release of such proceeds if Grantor can demonstrate satisfaction of the conditions set forth in Section 5.5(c) of this Deed of Trust and any release of such proceeds shall be upon the terms and conditions more particularly set forth in said Section 5.5(c). In any event, the unpaid portion of the Secured Obligations shall remain in full force and effect and the payment thereof shall not be excused. Grantor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property.

(b) Condemnation. Grantor shall notify Beneficiary immediately of any threatened or pending proceeding for condemnation affecting the Property or arising out of damage to the Property, and Grantor shall, at Grantor’s expense, diligently prosecute any such proceedings. Beneficiary shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. To the extent permitted by law, Beneficiary shall be entitled to receive all sums which may be awarded or become payable to Grantor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for injury or damage to the Property. Grantor shall, promptly upon request of Beneficiary, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Beneficiary to collect and receipt for any such sums. All such sums are hereby assigned to Beneficiary, and shall within sixty (60) days following such taking, after deduction therefrom of all reasonable expenses actually incurred by Beneficiary, including attorneys’ fees, at Beneficiary’s option be (1) applied (upon compliance with the terms and conditions set forth in Section 5.5(c) of this Deed of Trust) to the repair or restoration of the Property so affected, or (2) applied to the payment of the Secured Obligations in such order and manner as Beneficiary, in its sole discretion, may elect, whether or not due; provided, however, that Grantor shall have the right to require the release of such proceeds if Grantor can demonstrate satisfaction of the conditions set forth in Section 5.5(c) of this Deed of Trust and any release of such proceeds shall be upon the terms and conditions more particularly set forth in said Section 5.5(c). In any event the unpaid portion of the Secured Obligations shall remain in full force and effect and the payment thereof shall not be excused. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Grantor. Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All reasonable costs and expenses (including but not limited to attorneys’ fees) incurred by Beneficiary in connection with any condemnation shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Beneficiary pursuant to this Deed of Trust.

(c) Restoration. In the event there shall be a casualty loss or a condemnation, and Grantor requests or Beneficiary elects to cause the applicable insurance proceeds or condemnation award to be applied to restore, repair or replace the Property (“Restoration”), Beneficiary agrees to disburse such insurance proceeds or condemnation award in accordance with disbursement procedures reasonably acceptable to Beneficiary, including, without limitation, such procedures as are customarily utilized by construction lenders to insure the lien free completion of construction projects. No such insurance proceeds or condemnation award shall be disbursed unless the conditions as set forth in Section 5.06(d) of the Credit Agreement are satisfied.

5.6 Maintenance and Preservation of Property.

(a) Grantor shall insure (or shall cause to be insured) the Property as required by the Loan Agreement and keep the Property in materially good condition and repair and materially in accordance with terms of any Major Lease, as applicable.

(b) Grantor shall not remove or demolish the Property or any material part of the Property, or alter, restore or add to the Property in a material respect, or initiate or allow any change or variance in any zoning or other Premises use classification which affects the Property or any part of it, except as permitted or required by the Loan Agreement or with Beneficiary’s express prior written consent in each instance

(c) If all or part of the Property becomes damaged or destroyed, Grantor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, provided that Beneficiary agrees to disburse to Grantor Proceeds or other sums to pay costs of the work of repair or reconstruction under Section 5.5 of this Deed of Trust so long as the conditions therein are satisfied.

(d) Grantor shall not commit or allow any act upon or use of the Property which would violate, in a material respect: (i) any applicable Laws or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property. Grantor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Grantor on the Property or any part of it under the Loan Agreement.

(e) Grantor shall not commit or allow waste of the Property, including those acts or omissions characterized under the Loan Agreement as waste which arises out of Hazardous Materials to the extent the same would be reasonably likely to have a material impact on the Property.

(f) Grantor shall perform (or shall cause to be performed) all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value to the extent the failure to do so would be reasonably likely to have a material impact on the Property.

(g) If Grantor receives a notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement in a material respect, Grantor will promptly furnish a copy of such notice or claim to Beneficiary. Grantor has received no notice and has no knowledge of any such noncompliance.

(h) Grantor shall faithfully abide by, perform and discharge each and every term, condition, obligation, covenant and agreement, which Grantor is now, or hereafter becomes, liable to observe or perform respecting the Property to the extent that a failure to do so would materially impair the value or operation of the Property; give prompt written material notice to Beneficiary of any notice of material default received by Grantor with respect to any default of Grantor under any material contract or agreement comprising or respecting the Property (collectively, the “Agreements”), together with an accurate, complete copy of any such notice; at the sole cost and expense of Grantor, enforce or secure the performance of each and every material term, obligation, covenant, condition and agreement to be performed by all parties under the Agreements; immediately provide Beneficiary with an accurate, complete copy of any notice of material default by Grantor with respect to any of the Agreements, when so sent by Grantor.

(i) Until the Secured Obligations shall have been paid and satisfied in full, Grantor shall provide Beneficiary with executed copies of all Agreements, assign to Beneficiary any and all subsequent material Agreements covering all or any part of the Property, and make, execute and deliver to Beneficiary, upon demand, any and all instruments that may be necessary or desirable therefor in the sole reasonable judgment of the Beneficiary. The terms and conditions of this Assignment shall, however, apply to any such subsequent Agreements, whether or not such instruments are executed or delivered by Grantor.

(j) Grantor shall not enter into any Agreement or materially modify, amend, extend, renew or in any way materially alter the terms of any Agreement, nor waive, excuse, condone or in any manner release or discharge any other party thereunder, of or from any obligation, covenant, condition, or agreement by said party to be performed thereunder without Beneficiary’s prior written consent.

(k) Grantor agrees that, upon receipt of written notice from Beneficiary of the occurrence of any Event of Default and Beneficiary’s election to exercise its rights under this Deed of Trust, each contracting party to, or grantor or licensor of, any Agreement shall be and is hereby irrevocably directed and authorized by Grantor to recognize and accept Beneficiary as owner or as holder of such Agreement, as the case may be, for any and all purposes as fully as it would recognize and accept Grantor and the performance of Grantor thereunder, and to perform such Agreement for the benefit of Beneficiary in accordance with the terms and conditions thereof, without any obligation to determine whether or not any such Event of Default has in fact occurred.

5.7 Releases, Extensions, Modifications and Additional Security. From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person:

(a) Release any person liable for payment of any Secured Obligation;

(b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d) Alter, substitute or release any property securing the Secured Obligations;

(e) Consent to the making of any plat or map of the Property or any part of it;

(f) Join in granting any easement or creating any restriction affecting the Property;

(g) Join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

(h) Release the Property or any part of it.

5.8 Release. When all of the Secured Obligations have been paid in full and all fees and other sums owed by Grantor under Section 5.9 of this Deed of Trust and the other Loan Documents have been received, Beneficiary and Trustee shall release this Deed of Trust, the lien created thereby, and all notes and instruments evidencing the Secured Obligations. Grantor shall pay any costs of preparation and recordation of such release.

5.9 Compensation; Exculpation.

(a) Grantor agrees to pay reasonable fees actually incurred by Beneficiary when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including providing a statement of the Secured Obligations or providing the release pursuant to Section 5.8 of this Deed of Trust. Grantor shall also pay or reimburse all of Beneficiary’s and Trustee’s costs and expenses which may be incurred in rendering any such services. Grantor further agrees to pay or reimburse Beneficiary for all reasonable costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this Deed of Trust, including any rights or remedies afforded to Beneficiary and

Trustee under Section 6.3 of this Deed of Trust, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.3(i) of this Deed of Trust) and any cost of evidence of title. If Beneficiary and/or Trustee, as required by applicable law, chooses to dispose of Property through more than one Foreclosure Sale, Grantor shall pay all reasonable costs, expenses or other advances that may be incurred or made by Beneficiary and/or Trustee in each of such Foreclosure Sales. In any suit to foreclose the lien hereof or enforce any other remedy of Trustee or Beneficiary under this Deed of Trust or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Trustee and Beneficiary for reasonable attorneys’ costs and fees (including the costs and fees of paralegals), survey charges, appraiser’s fees, inspecting engineer’s and/or architect’s fees, fees for environmental studies and assessments and all additional expenses incurred by Trustee and Beneficiary with respect to environmental matters, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates and similar data and assurances with respect to title as Trustee and Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to, the value of or the environmental condition of the Property. All expenditures and expenses of the nature in this Subsection mentioned, and such expenses and fees as may be incurred in the protection of the Property and maintenance of the lien of this Deed of Trust, including the fees of any attorney (including the costs and fees of paralegals) employed by Trustee or Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Note or the Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be reasonable, and shall be immediately due and payable by Grantor, with interest thereon at the Default Rate and shall be secured by this Deed of Trust. Any fees, costs or expenses described in this Section 5.9(a) shall be subject to such limitations as may be imposed by applicable California law.

(b) Neither Beneficiary nor Trustee shall be directly or indirectly liable to Grantor or any other person as a consequence of any of the following:

(i) Beneficiary’s or Trustee’s exercise of or failure to exercise any rights, remedies or powers granted to Beneficiary and/or Trustee in this Deed of Trust;

(ii) Beneficiary’s failure or refusal to perform or discharge any obligation or liability of Grantor under any agreement related to the Property or under this Deed of Trust; or

(iii) Any loss sustained by Grantor or any third party resulting from Beneficiary’s failure to lease the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Beneficiary.

Grantor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary or Trustee.

(c) Grantor will indemnify and hold harmless Beneficiary from and against, and reimburse them on demand for, any and all Indemnified Matters (hereinafter defined). For purposes of this Section 5.9, the term “Beneficiary” shall include the directors, officers, partners, employees and agents of Beneficiary and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Beneficiary and the directors, officers, partners, employees, attorneys, agents and representatives of Beneficiary. Without limitation, the foregoing indemnities shall apply to each indemnified person with respect to matters which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified person. However, such indemnities shall not apply to a particular indemnified person to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that indemnified person. Any amount to be paid under this Section 5.9 by Grantor to Beneficiary shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Beneficiary pursuant to this Deed of Trust. Nothing in this paragraph, elsewhere in this Deed of Trust or in any other Loan Document shall limit or impair any rights or remedies of Beneficiary (including without limitation any rights of contribution or indemnification) against Grantor or any other person under any other provision of this Deed of Trust, any other Loan Document, any other agreement or any applicable Legal Requirement.

As used in this Deed of Trust, the term “Indemnified Matters” means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Beneficiary at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Deed of Trust or any other Loan Document, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever, any act performed or omitted to be performed hereunder or under any other Loan Document, any breach by Grantor of any representation, warranty, covenant, agreement or condition contained in this Deed of Trust or in any other Loan Document, any default as defined herein, any claim under or with respect to any Lease or arising under the Environmental Indemnity; provided that any Indemnified Matters arising under the Environmental Indemnity shall be subject to the limitations set forth therein. Notwithstanding anything to the contrary herein, in no event shall Grantor be liable to, or required to indemnify, Beneficiary for matters arising from or relating to the gross negligence or willful misconduct of Beneficiary. The provisions of this Section 5.9 will survive the repayment of the Secured Obligations, the foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, the termination of any and all Interest Rate Agreements, the discharge and release of this Deed of Trust and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever provided that any obligations arising under the Environmental Indemnity shall be subject to the survival provisions expressly set forth therein.

(d) Grantor shall pay all obligations to pay money arising under this Section 5.9 immediately upon demand by Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Note, shall bear interest from the date the obligation arises at the Default Rate and shall be secured by this Deed of Trust and the other Loan Documents.

(e) Notwithstanding anything set forth herein to the contrary, unless an Event of Default shall have occurred and be continuing, Grantor shall be entitled to assume the defense of any action for which indemnification is sought hereunder to the extent permitted by Section 9.03(c) of the Loan Agreement.

5.10 Defense and Notice of Claims and Actions. At Grantor’s sole expense, Grantor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary created under it, against all adverse claims of a material nature. Grantor shall give Beneficiary prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11 Subrogation. Beneficiary shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

5.12 Site Visits, Observation and Testing. Subject to the rights of any tenant of the Property, thereunder, Beneficiary and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Beneficiary has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Beneficiary, its agents or representatives shall impose any liability on any of Beneficiary, its agents or representatives. In no event shall any site visit, observation or testing by Beneficiary, its agents or representatives be a representation that Hazardous Materials are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Materials or any other applicable governmental law. Neither Grantor nor any other party is entitled to rely on any site visit, observation or testing by any of Beneficiary, its agents or representatives. Neither Beneficiary, its agents or representatives owe any duty of care to protect Grantor or any other party against, or to inform Grantor or any other party of, any Hazardous Materials or any other adverse condition affecting the Property. Except in the event of any emergency, Beneficiary shall give Grantor reasonable notice before entering the Property. Beneficiary shall make reasonable efforts to avoid interfering with Grantor’s use of the Property in exercising any rights provided in this Section 5.12.

5.13 Books and Records. Unless otherwise approved by Beneficiary in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Premises and all Books and Records will be located at Grantor’s place of business or chief executive office if Grantor has more than one place of business.

5.14 Leasing Restrictions. To the extent prohibited by the Loan Agreement, without the prior written consent of Beneficiary, Grantor and Grantor’s agents shall not (i) enter into any additional Leases, (ii) modify, amend or terminate any Lease, or (iii) accept any rental payment in advance of its due date.

5.15 Maintenance, Repair and Restoration. In all material respects, Grantor will keep the Property (or will cause the Property to be kept, as applicable) in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Grantor will not, without the prior written consent of Beneficiary, (i) remove from the Property any fixtures or personal property covered by this Deed of Trust except such as is replaced by Grantor by an article of substantially equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that created by this Deed of Trust), or (ii) make any structural alteration to the Property or any other alteration thereto which materially negatively impairs the value thereof. If any act or occurrence of a material nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Grantor shall give prompt notice thereof to Beneficiary and Grantor shall promptly, at Grantor’s sole cost and expense, secure the Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

5.16 Operation of Property. In all material respects, Grantor will operate the Property (or will cause the Property to be operated, as applicable) in a good and workmanlike manner and in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith. Grantor will keep the Property occupied so as not to impair the insurance carried thereon. Grantor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates any Legal Requirement in a material respect or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Grantor will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement. Grantor will not impose any easement, restrictive covenant or encumbrance upon the Property, execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Beneficiary, to the extent the foregoing would have a material adverse effect on the Property. Grantor will not do or suffer to be done any act whereby the value of any part of the Property may be materially lessened. Grantor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property. Except as permitted by the Permitted Encumbrances, without the prior written consent of Beneficiary, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof. Grantor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid.

5.17 Financial Matters. Grantor is solvent after giving effect to all borrowings contemplated by the Loan Documents and no proceeding under any Debtor Relief Law is pending (or, to Grantor’s knowledge, threatened) by or against Grantor, or any Affiliate of Grantor, as a debtor. All reports, statements, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Grantor to Beneficiary in connection with the loan or loans evidenced by the Loan Documents (including, without limitation, all financial statements and financial information) are and will be true, correct and complete in all material respects as of their respective dates and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Grantor or, to Grantor’s knowledge, of any tenant under any lease described therein.

5.18 Status of Grantor; Suits and Claims; Loan Documents. Grantor is and will continue to be possessed of all requisite power and authority to carry on its business and to own, operate and lease the Property. Each Loan Document executed by Grantor does not and will not result in the creation of any encumbrance against any assets or properties of Grantor, or any other person liable, directly or indirectly, for any of the Secured Obligations, except as expressly contemplated by the Loan Documents or except for any Permitted Encumbrances. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Grantor’s knowledge, threatened) against Grantor or, to Grantor’s knowledge which affects the Property (including, without limitation, any which challenges or otherwise pertains to Grantor’s title to the Property) or the validity, enforceability or priority of any of the Loan Documents. Grantor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). The loan evidenced by the Note is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. Grantor further warrants that the proceeds of the Note shall be used for commercial purposes and stipulates that the loan evidenced by the Note shall be construed for all purposes as a commercial loan. Grantor’s exact legal name is correctly set forth at the end of this Deed of Trust. If Grantor is not an individual, Grantor is an organization of the type and (if not an unregistered entity) is incorporated in or organized under the laws of the state specified in the introductory paragraph of this Deed of Trust. If Grantor is an unregistered entity (including, without limitation, a general partnership) it is organized under the laws of the state specified in the introductory paragraph of this Deed of Trust. Grantor will not cause or permit any change to be made in its name or identity (including its trade name or names), unless Grantor shall have notified Beneficiary in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Beneficiary for the purpose of further perfecting or protecting the lien and security interest of Beneficiary in the Property. Grantor’s principal place of business and chief executive office, and the place where Grantor keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording including, without limitation, software, writings, plans, specifications and schematics concerning the Property, has for the preceding four months (or, if less, the entire period of the existence of Grantor) been and will continue to be (unless Grantor notifies Beneficiary of any change in writing at least 30 days prior to the date of such change) the address of Grantor set forth in the introductory paragraph of this Deed of Trust. If Grantor is an individual, Grantor’s principal residence has for the preceding four months been and will continue to be (unless Grantor notifies Beneficiary of any change in writing at least 30 days prior to the date of such change) the address of the principal residence of Grantor set forth at the end of this Deed of Trust. Grantor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the first page of this Deed of Trust. Grantor shall promptly notify Beneficiary (i) of any change of its organizational identification number, or (ii) if Grantor does not now have an organization identification number and later obtains one, of such organizational identification number.

5.19 Certain Environmental Matters. Grantor shall comply with the terms and covenants of the Environmental Indemnity for each property securing the Secured Obligations.

5.20 Further Assurances. Grantor will, promptly on any reasonable request of Beneficiary, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Deed of Trust or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further deeds of trust, security agreements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as deemed advisable by Beneficiary to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Beneficiary to enable Beneficiary to comply with the requirements or requests of any agency having jurisdiction over Beneficiary or any examiners of such agencies with respect to the indebtedness secured hereby, Grantor or the Property. Grantor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Beneficiary pursuant to this Deed of Trust.

5.21 Fees and Expenses. Without limitation of any other provision of this Deed of Trust or of any other Loan Document and to the extent reasonable and not prohibited by applicable law, Grantor will pay, and will reimburse to Beneficiary on demand to the extent paid by Beneficiary: (i) all appraisal fees, filing, registration and recording fees, recordation, transfer and other taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, uniform commercial code search fees, judgment and tax lien search fees, escrow fees, attorneys’ fees, architect fees, engineer fees, construction consultant fees, environmental inspection fees, survey fees, and all other costs and expenses of every character incurred by Grantor or Beneficiary in connection with the preparation of the Loan Documents, the evaluation, closing and funding of the loan evidenced by the Loan Documents, and any and all amendments and supplements to this Deed of Trust, the Note or any other Loan Documents or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Grantor as owner of the Property; and (ii) all costs and expenses, including attorneys’ fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the defense of any right or remedy or the enforcement of any obligation of Grantor, hereunder or under any other Loan Document.

6.	Accelerating Transfers; Default and Remedies.

6.1 Accelerating Transfers.

(a) “Accelerating Transfer” means any Transfer not permitted under the Loan Agreement.

(b) Grantor acknowledges that Beneficiary is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Grantor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Beneficiary’s reliance, Grantor agrees that Grantor shall not make any Accelerating Transfer, unless the transfer is preceded by Beneficiary’s express written consent to the particular transaction and transferee. Beneficiary may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Beneficiary in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Beneficiary may invoke any rights and remedies provided by Section 6.3 of this Deed of Trust.

6.2 Events of Default. Subject to Borrower’s right to obtain a release of the Property in accordance with the last paragraph of Article VII of the Loan Agreement, Grantor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events (collectively, “Events of Default;” any one singly, an “Event of Default”).

(a) Nonperformance of Covenants. Any covenant, agreement or condition herein (other than covenants otherwise addressed in another paragraph of this Section) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for herein, in Article VII of the Loan Agreement, or in such other Loan Document.

(b) Default under other Loan Documents. The occurrence of any Event of Default under the Loan Agreement or any other Loan Document.

(c) Representations. Any material statement, representation or warranty herein, or in any financial statement or any other writing heretofore or hereafter delivered to Beneficiary in connection herewith is false, misleading or erroneous in any material respect on the date as of which such statement, representation or warranty is made, which continues for a period of thirty (30) days after receipt of written notice from Beneficiary (except that no notice is required for those related to financial information).

(d) Transfer of the Property. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except as may be permitted under (and in such case, in accordance with) the provisions of the Loan Agreement.

(e) Transfer of Assets. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the other assets of Grantor, excluding the Property, voluntarily or involuntarily, whether by operation of law or otherwise, except: (i) sales or transfers in the ordinary course of Grantor’s business; (ii) sales or transfers for which Grantor receives consideration substantially equivalent to the fair market value of the transferred asset; and (iii) sales or transfers permitted under any Loan Document.

(f) Transfer of Ownership of Grantor. Except as permitted under the Loan Documents, the sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, of any interest in Grantor (if Grantor is not a natural person but is a corporation, partnership, limited liability company, trust or other legal entity), without the prior written consent of Beneficiary (including, without limitation, if Grantor is a partnership or joint venture, the withdrawal from or admission into it of any general partner or joint venturer).

(g) Grant of Easement, Etc. Without the prior written consent of Beneficiary, Grantor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Property, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents, or does not materially adversely affect the Property, which encumbrance is not removed or rescinded within thirty (30) days after receipt of written notice from Beneficiary.

(h) Abandonment. The owner of the Property abandons any of the Property.

(i) Default Under Other Lien. A default or event of default occurs under any lien, security interest or assignment covering the Property or any part thereof (whether or not Beneficiary has consented, and without hereby implying Beneficiary’s consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(j) Destruction. The Property is so demolished, destroyed or damaged that, in the reasonable opinion of Beneficiary, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time and in any event, prior to the final maturity date of the Note; provided, however, that this subsection shall not be an Event of Default if either (A) such destruction (after taking into consideration the application of any proceeds) does not cause the aggregate Tranche A Exposure of all Tranche A Lenders to exceed the then effective Tranche A Available Amount; or (B) if such destruction (after taking into consideration the application of any proceeds) does cause the aggregate Tranche A Exposure of all Tranche A Lenders to exceed the then effective Tranche A Available Amount, the Borrower has prepaid the applicable Loans in an amount equal to such excess within forty-five (45) days; or (C) Borrower has obtained a release of the Property in accordance with Article VII of the Loan Agreement, in which case Beneficiary shall execute a discharge of this Deed of Trust.

(k) Condemnation. (i) Any governmental authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a part of the Premises or Improvements to the extent the same would have a material impact on the Property, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of the Premises or Improvements, including but not limited to the taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause the Premises to fail to comply with any Legal Requirement; provided, however, that this subsection shall not be an Event of Default if either (A) such condemnation (after taking into consideration the application of any proceeds) does not cause the aggregate Tranche A Exposure of all Tranche A Lenders to exceed the then effective Tranche A Available Amount; or (B) if such condemnation (after taking into consideration the application of any proceeds) does cause the aggregate Tranche A Exposure of all Tranche A Lenders to exceed the then effective Tranche A Available Amount, the Borrower has prepaid the applicable Loans in an amount equal to such excess within forty-five (45) days; or (C) Borrower has obtained a release of the Property in accordance with Article VII of the Loan Agreement, in which case Agent shall execute a discharge of this Deed of Trust.

6.3 Remedies. At any time after an Event of Default, Beneficiary shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Beneficiary at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a) Acceleration. Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately and may terminate any and all Interest Rate Agreements. Upon any such declaration, such Secured Obligations shall thereupon be immediately due and payable, and such Interest Rate Agreement shall immediately terminate, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Grantor. Without limitation of the foregoing, upon the occurrence of a default described in clauses (f) or (g) of Article VII of the Loan

Agreement, all of the Secured Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Grantor.

(b) Receiver. Subject to the requirements (including procedural requirements) of applicable law, Beneficiary shall, as a matter of right, without notice and without giving bond to Grantor or anyone claiming by, under or through Grantor, and without regard for the solvency or insolvency of Grantor or the then value of the Property, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Grantor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Beneficiary would have, upon entering and taking possession of the Property under subsection (c) below.

(c) Entry. Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust and the Property. Such other things may include: taking and possessing all of Grantor’s or the then owner’s Books and Records; entering into, enforcing, modifying or canceling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Beneficiary; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Grantor shall assemble all of the Property that has been removed from the Premises and make all of it available to Beneficiary at the site of the Premises. Grantor hereby irrevocably constitutes and appoints Beneficiary as Grantor’s attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Grantor’s name on any instruments.

(d) Cure; Protection of Security. Beneficiary may cure any breach or default of Grantor, and if it chooses to do so in connection with any such cure, Beneficiary may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust and the Property. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary’s sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Loan Agreement;

otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary. Beneficiary may take any of the actions permitted under this Subsection 6.3(d) either with or without giving notice to any person. Any amounts expended by Beneficiary under this Subsection 6.3(d) shall be deemed Secured Obligations and shall be secured by this Deed of Trust and the Loan Documents.

(e) Uniform Commercial Code Remedies; Leases. (i) Beneficiary may exercise any or all of the remedies granted to a secured party under the Uniform Commercial Code in the State in which the Property is located.

(ii) Additionally, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Beneficiary may: (1) collect and/or sue for the Rents in Beneficiary’s own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys’ fees and expenses, apply the net proceeds thereof to the Secured Obligations in such manner and order as Beneficiary may elect and/or to the operation and management of the Property, including the payment of management, brokerage and attorney’s fees and expenses; and (2) require Grantor to transfer all security deposits and records thereof to Beneficiary together with original counterparts of the Leases.

(iii) It is the express understanding and intent of the parties that as to any personal property interests subject to Article 9 of the UCC, Beneficiary, upon an Event of Default, may proceed under the UCC or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect to real property, as specifically permitted under Section 9-604 of the UCC.

(f) Foreclosure; Lawsuits. Beneficiary shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law. Beneficiary or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Beneficiary’s successful bid shall, to the extent permitted by applicable law, be credited on the Secured Obligations. In addition to the right provided in Section 6.3(a) of this Deed of Trust, upon, or at any time after the filing of a complaint to foreclose this Deed of Trust, Trustee and Beneficiary shall be entitled to the appointment of a receiver of the Property by the court in which such complaint is filed, and Grantor hereby consents to such appointment. A sale may cover not only the real property but also the personal property and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or the sale may be of any part of the Property separately from the remainder of the Property.

(g) Exercise of Power of Sale. Exercise the power of sale contained in this Deed of Trust and deliver to Trustee a written statement of breach, notice of default and election to cause Grantor’s interest in the Property to be sold, all in accordance with applicable law.

(i) If Beneficiary elects to exercise the power of sale contained in this Deed of Trust, Beneficiary shall notify Trustee and shall deposit with Trustee copies of this Deed of Trust and the Notes and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

(ii) Upon receipt of such notice from Beneficiary and at the direction of Beneficiary, Trustee shall cause to be recorded, published or delivered such notices of default and notices of sale as may then be required by law or this Deed of Trust. Trustee shall, only at the direction of Beneficiary and without demand on Grantor, after such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell Grantor’s interest in the Property at the time and place of sale fixed by it in such notice of sale, either as a whole, or in separate lots or parcels or items as Beneficiary shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by law. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee, Beneficiary, or any Lender, may purchase at such sale, and Grantor covenants to warrant and defend the title of such purchaser or purchasers. Beneficiary and Lenders shall have the right to credit bid at any such sale.

(iii) Trustee or Beneficiary may sell not only the real property but also the personal property and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. Neither Trustee nor Beneficiary shall be required to take possession of any part of the Property or to have any of the personal property present at any sale of the Property. Trustee or Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee or Beneficiary, including the posting of notices and the conduct of sale, but in the name and on behalf of Beneficiary. If any sale hereunder is not completed or is defective in the opinion of Trustee or Beneficiary, such sale shall not exhaust the power of sale hereunder, and Trustee or Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder.

(iv) As may be permitted by, but subject to, applicable law, after deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale, Trustee or Beneficiary shall apply the proceeds of sale (A) first, to payment of all costs, fees and expenses, including attorneys’ fees and expenses incurred by Beneficiary in exercising the power of sale or foreclosing this Deed of Trust, (B) second, to the payment of the Secured Obligations (including, without limitation, the principal, accrued interest and other sums due and owing under the Notes and the amounts due and owing to Beneficiary and Lenders under this Deed of Trust) in such manner and order as Beneficiary may elect, and (C) third, the remainder, if any, shall be paid to Grantor, or such other persons as may be legally entitled thereto.

(v) Trustee may, in the manner provided by law, postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

(h) Other Remedies. In addition to any other right, with or without a foreclosure, Beneficiary may institute a judicial action for the foreclosure or enforcement of the assignments, liens, and security interests hereof subject to the terms of the Loan Documents and applicable California law. Beneficiary may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Grantor or any other person or entity in favor of Beneficiary in connection with the Secured Obligations or any part thereof, without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor. Beneficiary shall have the right to pursue all remedies afforded to a Beneficiary under applicable law or in equity or otherwise, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof. Subject to applicable California law, every right, power and remedy granted to Trustee or Beneficiary in this Deed of Trust shall be cumulative and not exclusive, and in addition to all right, powers and remedies granted at law or in equity or by statute, and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.

(i) Sale of Personal Property. Beneficiary and/or Trustee, as required by applicable law, shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i) For purposes of this power of sale, Beneficiary and/or Trustee, as required by applicable law, may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Beneficiary and/or Trustee, as required by applicable law, may dispose of any personal property, in any manner permitted by Article 9 of the Uniform Commercial Code of the State in which the Property is located, including any public or private sale, or in any manner permitted by any other applicable law.

(ii) In connection with any sale or other disposition of such Property, Grantor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale to Grantor not later than thirty (30) days prior to such sale. Beneficiary will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Beneficiary will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(iii) Multiple Security. If (a) the Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Secured Obligations upon other property in the state in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all of the trustee’s sale or foreclosure proceedings against all such collateral securing the Secured Obligations (including the Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee’s sale or foreclosure action is a specific inducement to Beneficiary to enter into certain agreements with Grantor, and for Beneficiary to enter into the Loan Agreement and the other Loan Documents, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Property or against any collateral other than the Property, which collateral directly or indirectly secures the Secured Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state in which the Premises are located, Beneficiary may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay the execution of, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to sell the Property in a trustee’s sale, to foreclose this Deed of Trust nor the exercise of any other rights hereunder nor the recovery of any judgment by Beneficiary nor the occurrence of any sale by Beneficiary or any Lender in any such proceedings shall prejudice, limit or preclude Beneficiary’s right to commence or continue one or more trustee’s sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee’s sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the state in which the Premises are located) which directly or indirectly secures the Secured Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay the execution of, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by applicable law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Obligations (directly or indirectly) in the most economical and least time-consuming manner

6.4 Application of Rents and Other Sums. Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Beneficiary may receive or collect under Section 6.3 of this Deed of Trust, in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Beneficiary or any receiver;

(b) Second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

(c) Third, to remit the remainder, if any, to the person or persons entitled to it.

Beneficiary shall have no liability for any funds which it does not actually receive.

7.	The Trustee.

7.1 Rights and Obligations of Trustee. Trustee accepts the trusts hereby created and agrees to perform its duties in this Deed of Trust for the benefit of Beneficiary. To the extent permitted by and consistent with applicable law, Trustee will not exercise its rights under this Deed of Trust except upon written direction from Beneficiary.

7.2 Successor Trustee. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Grantor and recorded in the county in which the Property is located and by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of such predecessor.

7.3 Payment of Trustee’s Compensation. Grantor shall pay or cause to be paid the compensation to which Trustee is entitled hereunder and all proper disbursements and expenses incurred by Trustee hereunder, to the extent permitted by applicable law.

8.	Miscellaneous Provisions.

8.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Grantor which apply to this Deed of Trust and to the Property.

8.2 No Waiver or Cure.

(a) Each waiver by Beneficiary must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary to take action on account of any default of Grantor. Consent by Beneficiary to any act or omission by Grantor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary’s consent to be obtained in any future or other instance.

(b) If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Beneficiary or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust.

(i) Trustee or Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.3(c).

(ii) Beneficiary collects and applies Rents as permitted under Sections 2.3 and 6.6 of this Deed of Trust, either with or without taking possession of all or any part of the Property.

(iii) Beneficiary or Trustee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under Section 5.5 of this Deed of Trust.

(iv) Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.12 of this Deed of Trust.

(v) Beneficiary or Trustee receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(vi) Beneficiary, Trustee or any receiver invokes any right or remedy provided under this Deed of Trust.

8.3 Powers of Beneficiary.

(a) If Beneficiary performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.7 or Subsection 6.3(d) of this Deed of Trust, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Grantor shall not be released or changed if Beneficiary grants any successor in interest to Grantor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Beneficiary shall not be required to comply with any demand by the original Grantor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

(b) Following an Event of Default that remains uncured, Beneficiary may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(c) of this Deed of Trust regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

(c) From time to time, Beneficiary may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Deed of Trust. Beneficiary may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

8.4 Merger. The parties to this Deed of Trust intend that no merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on the Property unless Beneficiary consents to a merger in writing.

8.5 Joint and Several Liability. If Grantor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Grantor’s obligations under this Deed of Trust.

8.6 Applicable Law. The creation, perfection and enforcement of the lien of this Deed of Trust shall be governed by the law of the State in which the property is located.

8.7 Successors in Interest. The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 8.7 does not waive the provisions of Section 6.1 of this Deed of Trust.

8.8 Interpretation.

(a) Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

(b) The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

(c) No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. The Exhibits to this Deed of Trust are hereby incorporated in this Deed of Trust.

8.9 In-House Counsel Fees. Whenever Grantor is obligated to pay or reimburse Beneficiary for any attorneys’ fees, those fees shall include the reasonable allocated costs for services of in-house counsel.

8.10 Waiver of Statutory Rights. To the extent permitted by law, Grantor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but hereby waives the benefit of such laws to the extent permitted by law. Grantor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. To the extent permitted by law, Grantor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Deed of Trust on behalf of Grantor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Deed of Trust. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

8.11 Severability. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

8.12 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c)

if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Grantor:	TNP SRT Topaz Marketplace, LLC
	1900 Main Street, Suite 700
	Irvine, CA 92614
	Attention:	James Wolford
	Telephone	949.833.8252
	Facsimile	949.252.0212

With a copy to:	Kaplan + Frank, PLC
	7 East Second Street
	Richmond, VA 23224
	Joseph J. McQuade, Esq.
	Telephone	804.916.9027
	Facsimile	804.916.9127

Trustee:	Commonwealth Land Title Company
	801 S. Figueroa Street, Suite 870
	Los Angeles, California 90017
	Attention:	Douglas Abernathy
	Telephone:	(213) 330-3055
	Facsimile:	(213) 330-3104

Beneficiary:	KeyBank National Association
	225 Franklin Street, 18th Floor
	Boston, MA 02110
	Attention: Institutional Real Estate
	Telephone	617.385.6202
	Facsimile	617.385.6293

With a copy to:	Edwards Angell Palmer & Dodge LLP
	2800 Financial Plaza
	Providence, RI 02903
	Attention:	Gail E. McCann, Esq.
	Telephone	401.276-6527
	Facsimile	888.325-9041

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

Any notice or demand delivered to the person or entity named above to accept notices and demands for Grantor shall constitute notice or demand duly delivered to Grantor, even if delivery is refused.

8.13 Future Advances. The total amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid principal balance of indebtedness secured hereby (including disbursements that Lenders and Beneficiary may, but shall not be obligated to, make under this Deed of Trust, the Loan Documents or any other document with respect thereto) at any one time outstanding may be substantially less but the maximum principal amount to be secured shall not exceed One Hundred Fifty Million Dollars ($150,000,000), plus interest thereon, and any disbursements made for the enforcement of this Deed of Trust and any remedies hereunder, payment of taxes, special assessments, utilities or insurance on the Property, any other protective advances made relating to the Property, and interest on such disbursements and all disbursements by Lenders and Beneficiary pursuant to applicable law (all such indebtedness being hereinafter referred to as the maximum amount secured hereby). This Deed of Trust shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

8.14 Beneficiary’s Lien for Service Charge and Expenses. At all times, regardless of whether any Loan proceeds have been disbursed, this Deed of Trust secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Beneficiary not to exceed the maximum amount secured hereby. For purposes hereof, all obligations of Grantor to Beneficiary under all Interest Rate Agreements and any indebtedness or obligation contained therein or evidenced thereby shall be considered an obligation of Grantor secured hereby.

8.15 WAIVER OF TRIAL BY JURY. GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS DEED OF TRUST, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF GRANTOR OR BENEFICIARY. GRANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. GRANTOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE LOAN, ENTER INTO THIS DEED OF TRUST AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.16 Inconsistencies.

In the event of any inconsistency between this Deed of Trust and the Loan Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Loan Agreement shall be controlling.

8.17 UCC Financing Statements.

Grantor hereby authorizes Beneficiary to file Uniform Commercial Code financing statements to perfect Beneficiary’s security interest in any part of the Property. In addition, Grantor agrees to sign any and all other documents that Beneficiary deems necessary in its sole discretion to perfect, protect, and continue Beneficiary’s lien and security interest in the Property.

9.	State Specific Provisions.

9.1 Principles Of Construction. In the event of any inconsistencies between the terms and conditions of this Article 9 and the other terms and conditions of this Deed of Trust, the terms and conditions of this Article 9 shall control and be binding.

9.2 No “Mortgagee-In-Possession” Status. Neither the assignment of Leases and Rents contained in this Deed of Trust, nor the exercise by Beneficiary of any of its rights or remedies under this Deed of Trust shall be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise liable in any manner with respect to the Property, unless Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Property by any court at the request of Beneficiary or by agreement with Grantor, or the entering into possession of the Property by such receiver, be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise liable in any manner with respect to the Property.

9.3 Environmental Provisions.

(a) Beneficiary may waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be “environmentally impaired” or an “affected parcel” in accordance with California Code of Civil Procedure Section 726.5 and may exercise any and all rights and remedies of an unsecured creditor against Grantor and all of Grantor’s assets and property for the recovery of any deficiency and Environmental Costs (as hereafter defined), including, but not limited to, seeking an attachment order under California Code of Civil Procedure Section 483.010. The term “Environmental Costs” shall mean any costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred or advanced by Beneficiary relating to the cleanup, remediation or other response action required by Environmental Laws or which Beneficiary reasonably believes necessary to protect the Property. The term “Environmental Costs” shall not include any costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses arising solely from (A) the gross negligence or willful misconduct of Beneficiary; (B) Hazardous Material which first exists on the Property following the date on which Beneficiary or its assignee take title to the Property, whether by foreclosure of the Deed of Trust, deed-in-lieu thereof or otherwise; or (C) Hazardous Material which first exists on the Property following the date on which Beneficiary releases this Deed of Trust. As between Beneficiary and Grantor, for purposes of California Code of Civil Procedure Section 726.5, Grantor shall have the burden of proving that Grantor or any related party (or any Affiliate or agent of Grantor or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Material. Grantor acknowledges and agrees that, if this clause (a) applies, then notwithstanding any term or provision contained herein or in the Loan Documents, all judgments and awards entered against Grantor shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and Grantor shall be fully and personally liable for all judgments and awards entered against Grantor relating to Environmental Costs and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust and Grantor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Property or this Deed of Trust. For the purposes of any action brought by or on behalf of Beneficiary under this Section 9.3, Grantor hereby waives the defense of laches and any applicable statute of limitations.

(b) In the event Beneficiary elects, in accordance with California Code of Civil Procedure Section 726.5, to waive all or part of the security of this Deed of Trust and proceed against Grantor on an unsecured basis, the valuation of the Property, the determination of the environmentally impaired status of such security and any cause of action for a money judgment shall, at the request of Beneficiary, be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. Such referee shall be an impartial M.A.I. appraiser selected by Beneficiary and approved by Grantor, which approval shall not be unreasonably withheld or delayed. If the parties cannot agree on an M.A.I. appraiser approved by Grantor, either party may apply to the presiding judge of the Superior Court in which the Property is located to make such appointment. The decision of such referee shall be binding upon both Grantor and Beneficiary, and judgment upon the award rendered by such referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645. Grantor shall pay all reasonable costs and expenses incurred by Beneficiary in connection with any proceeding under California Code of Civil Procedure 726.5, as such Section may be amended from time to time.

(c) Beneficiary or its agents, acting by themselves or through a court appointed receiver, may upon reasonable advance notice to Grantor, enter upon the Property or any part thereof and may perform such acts and things as Beneficiary deems reasonably necessary or desirable to inspect, investigate, assess, and protect the security hereof, including without limitation of any of its other rights: (i) obtain a court order to enforce Beneficiary’s right to enter and inspect the Premises under California Civil Code Section 2929.5, to which the decision of Beneficiary as to whether there exists a release or threatened release of any Hazardous Material onto the Premises shall be deemed reasonable and conclusive as between the parties hereto; and (ii) have a receiver appointed under California Code of Civil Procedure Section 564 to enforce Beneficiary’s right to enter and inspect the Premises for Hazardous Material. Subject to the Loan Documents, all reasonable costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections, and examinations which Beneficiary or its agents or employees may conduct, including the reasonable fees of the engineers, laboratories, contractors, consultants and attorneys, shall become part of the indebtedness secured hereby and shall be paid by Grantor upon demand with interest at the Default Rate from the date when paid by Beneficiary.

(d) Beneficiary may seek a judgment that Grantor has breached its covenants, representations, warranties and/or other provisions with respect to this Deed of Trust or the other Loan Documents by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to or after foreclosure of the Property, and may seek the recovery of

Environmental Costs, it being conclusively presumed between Beneficiary and Grantor that all such Environmental Costs incurred or advanced by Beneficiary relating to the cleanup, remediation or other response action of or to the Premises were made by Beneficiary in good faith. Grantor acknowledges that such an action shall not constitute an action within the meaning of Section 726(a) of the California Code of Civil Procedure or constitute a money judgment for a deficiency or a deficiency judgment within the meaning of Sections 580a, 580b, 580d or 726(b) of the California Code of Civil Procedure. All Environmental Costs incurred by Beneficiary (including court costs, consultant fees and reasonable attorneys’ fees and disbursements, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Property held under any provision of this Deed of Trust, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

(e) Without limiting any of the remedies provided in the Loan Documents, Grantor acknowledges and agrees that the provisions of this Section 9.3 and the Environmental Indemnity executed in connection herewith are “environmental provisions” (as defined in Section 736(t)(2) of the California Code of Civil Procedure) made by Grantor relating to the Premises (the “Environmental Provisions”). Grantor’s breach or a failure to comply with the Environmental Provisions shall constitute a breach of contract entitling Beneficiary to all remedies provided under Section 736 of the California Code of Civil Procedure for the recovery of damages and for the enforcement of the Environmental Provisions. Pursuant to Section 736, Beneficiary’s action for recovery of damages or enforcement of the Environmental Provisions shall not constitute an action within the meaning of Section 726(a) of the California Code of Civil Procedure or constitute a money judgment for a deficiency or a deficiency judgment within the meaning of Sections 580a, 580b, 580d and 726(b) of the California Code of Civil Procedure. The rights and remedies provided for under the Loan Documents are separate and distinct causes of action that shall not be abrogated, modified, limited or otherwise affected by the remedies provided under Section 736(a) of the California Code of Civil Procedure.

(f) Nothing herein shall be deemed to limit the right of Beneficiary to recover, in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any reasonable costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Beneficiary and arising from any covenant, obligation, liability, representation or warranty contained in any Loan Document given to Beneficiary (including, without limitation, the Environmental Indemnity), or any order, consent decree or settlement relating to the cleanup of Hazardous Material or any other “environmental provision” (as defined in such Section 736) relating to the Property or any portion thereof or the right of Beneficiary to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of this Deed of Trust as to any parcel of the Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against Grantor, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of Beneficiary’s claim against Grantor to judgment, and any other rights and remedies permitted by law.

(g) Notwithstanding anything set forth in this Section 9.3 to the contrary, if the Environmental Indemnity is terminated or released by the Beneficiary in writing, Grantor shall automatically be released from its obligations under this Section 9.3 on the effective date of such termination or release of the Environmental Indemnity.

9.4 Trustee’s Deed Recitals. The recitals of facts in any instrument delivered upon completion of any sales, as described in Section 6.3, above, such as the existence of a default, the giving of written notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the trust of such facts and any such instruments shall be conclusive against all persons as to such fact recited therein.

9.5 Right Of Entry. In addition to any other rights or remedies granted under this Deed of Trust but subject to the terms and conditions of the Loan Agreement and the rights of lessees, Beneficiary and its agents, acting by themselves or through a court appointed receiver, upon reasonable advance notice to Grantor and an opportunity to be present, shall have the right to enter upon the Property or any part thereof and perform such acts and things as Beneficiary deems necessary or desirable to inspect, investigate, assess, and protect the security thereof Without limitation of any of its other rights and subject to the provisions of the Loan Agreement, Beneficiary shall have the right to: (i) obtain a court order to enforce Beneficiary’s right to enter and inspect the Property under California Civil Code Section 2929.5 to which the decision of Beneficiary as to whether there exists a release or threatened release of Hazardous Material onto the Property shall be deemed reasonable and conclusive as between the parties hereto and (ii) have a receiver appointed under California Code of Civil Procedure Section 564 to enforce Beneficiary’s right to enter and inspect the Property for Hazardous Material. Subject to the Loan Agreement, all reasonable costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections, and examinations which Beneficiary or its agents or employees may conduct, including the reasonable fees of the engineers, laboratories, contractors, consultants, and attorneys, shall be paid by Grantor five (5) Business Days following demand with interest at the Default Rate from the date paid by Beneficiary. Such costs, if not paid for by Grantor following demand, may be added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Rate.

9.6 Reconveyance. If the Obligations are paid and all obligations secured by this Deed of Trust are fully performed in accordance with the terms of this Deed of Trust, the Note and the other Loan Documents, then Beneficiary agrees to request Trustee to reconvey the Property or any applicable portion thereof in accordance with the provisions of the Loan Agreement upon payment by Grantor of Trustee’s fees and all other sums owing to it under this Deed of Trust and the other Loan Documents, Trustee will reconvey the Property without warranty to the person or persons legally entitled thereto. The grantee in the reconveyance may be described as “the person or persons legally entitled thereto.” No reconveyance hereof shall impair Grantor’s warranties and indemnities contained herein.

9.7 Border Zone Property. To Grantor’s actual knowledge and except as disclosed in the Environmental Report, Grantor represents and warrants that the Premises have not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. or any regulation adopted in accordance therewith, and there has been no occurrence or condition on any real property adjoining the Premises that is reasonably likely to cause the Premises or any part thereof to be designated as Border Zone Property.

9.8 Insurance Notice. Beneficiary hereby notifies Grantor of the provisions of Section 2955.5(a) of the California Civil Code, which reads as follows:

“No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.”

This disclosure is being made by Beneficiary to Grantor pursuant to Section 2955.5(b) of the California Civil Code. Grantor hereby acknowledges receipt of this disclosure and acknowledges that this disclosure has been made by Beneficiary before execution of any note or security document evidencing or securing the Loan.

9.9 Commercial Loan. Grantor represents and warrants that the Loan is for commercial purposes, and not for personal, household or consumer purposes.

9.10 Remedies, Generally. Notwithstanding anything to the contrary contained in this Deed of Trust or any of the other Loan Documents, Agent and Lenders shall have the right to exercise any and all of their rights and remedies granted them hereunder, as well as all remedies available to it under California Civil Code Section 2938 or any successor statute.

9.11 Financing Statement. This Deed of Trust shall constitute a financing statement pursuant to California UCC §9-402(b), and shall be filed as a fixture filing in the Official Records of the County Register of the County in which the Property is located and covers goods which are or are to become fixtures on the Premises.

9.12 Remedies, Mixed Collateral. Agent and Lenders may exercise all of the rights and remedies of a secured party under the California UCC with respect to the Property. Pursuant to Section 9-604(a) of the California UCC, Agent and Lenders shall have an option to proceed with respect to both the real property portion of the Property and the personal property portion of the Property, in accordance with its rights, powers and remedies with respect to the real property. Such Section 9-604(a) also permits Agent and Lenders to proceed separately against the Property in accordance with the remedy and enforcement provisions of the California UCC. If Agent and Lenders shall elect to proceed against the Property separately from any proceeding with respect to the real property, Grantor agrees that 10 days notice of the sale of the Property shall be reasonable notice.

(Signature on next page)

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as an instrument under seal as of the date first above written.

Grantor:

TNP SRT TOPAZ MARKETPLACE, LLC, a Delaware limited liability company

By:	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ James Wolford
Name: James Wolford
Title: CFO

STATE OF CALIFORNIA

COUNTY OF ORANGE

On September     , 2011, before me, the undersigned notary public, personally appeared                     , the                     of TNP Strategic Realty Trust, Inc., a Maryland corporation and the General Partner of TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership and Sole Member of TNP SRT Secured Holdings, LLC, a Delaware limited liability company and Sole Member of TNP SRT Topaz Marketplace, LLC, a Delaware limited liability company proved to me through satisfactory evidence of identification, being (check whichever applies): ☐ driver’s license or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily in said capacity and the free act and deed of said entities, for its stated purpose.

Notary Public
Print Name
My Commission Expires
[SEAL]

[Signature Page to Deed of Trust]

Schedule 1

Defined Terms

“Debtor Relief Laws” means collectively, Title 11 of the United States Code as now or hereafter in effect or any other federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

“Governmental Authority” means any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

“Hazardous Material” means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the Property or any portion thereof or its use, including: (i) any “hazardous substance” defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (ii) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority.

“Interest Rate Agreement” shall mean an interest rate hedging program through the purchase by Original Borrower or another Borrower from Beneficiary of an interest rate swap, cap, or such other interest rate protection product with respect to any Note.

“Laws” means, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial and administrative decrees and opinions or precedential authority in the applicable jurisdiction. Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

“Legal Requirement” means any Law, agreement, covenant, restriction, easement or condition (including, without limitation of the foregoing, any condition or requirement imposed by any insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future.

“Permitted Encumbrances” means those matters listed on Exhibit B attached hereto and made a part hereof.

“Transfer” means any sale, transfer, lease (other than a Lease approved or deemed approved by Agent), conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of the Property or any portion of any other security for the Secured Obligations, (b) all or any portion of the Grantor’s right, title and interest (legal or equitable) in and to the Property or any portion of any other security for the Secured Obligations other than Permitted Encumbrances, or (c) any interest in any Borrower or any interest in any entity which directly or indirectly holds an interest in, or directly or indirectly controls, any Borrower.

“UCC” means the Uniform Commercial Code, as adopted in the State of California, as it may be amended from time to time.

Exhibit A

Legal Description

All that certain real property situated in the County of San Bernardino, State of California, described as follows:

Parcels 1, 2 and 3 of Parcel Map No. 18915, in the City of Hesperia, County of San Bernardino, State of California, as per map recorded in Book 232, Pages 89, 90 and 91 of Parcel Maps, in the office of the County Recorder of said county.

Assessor’s Parcel Number 3057-121-18;    3057-121-19;    3057-121-20

Exhibit B

Permitted Encumbrances

Those encumbrances listed in the title insurance policy for the Premises being issued as of even date by Commonwealth Land Title Company for the benefit of the Beneficiary.